DREYFUS PREMIER INVESTMENT FUNDS, INC.

ARTICLES SUPPLEMENTARY

DREYFUS PREMIER INVESTMENT FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: That of the one billion one hundred million (1,100,000,000) undesignated shares of Common Stock, $.001 par value per share, with an aggregate par value of one million one hundred thousand dollars ($1,100,000), that the Corporation has authority to issue, (i) two hundred and fifty million (250,000,000) of such shares are hereby classified as Common Stock of Dreyfus Premier Global Real Estate Securities Fund, of which fifty million (50,000,000) of such shares shall be Class A Common Stock, fifty million (50,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class I Common Stock and fifty million (50,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier Global Real Estate Securities Fund, (ii) two hundred and fifty million (250,000,000) of such shares are hereby classified as Common Stock of Dreyfus Premier Large Cap Equity Fund, of which fifty million (50,000,000) of such shares shall be Class A Common Stock, fifty million (50,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class I Common Stock and fifty million (50,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier Large Cap Equity Fund, (iii) two hundred and fifty million (250,000,000) of such shares are hereby classified as Common Stock of Dreyfus Premier Large Cap Growth Fund, of which fifty million (50,000,000) of such shares shall be Class A Common Stock, fifty million (50,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class I Common Stock and fifty million (50,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier Large Cap Growth Fund, (iv) two hundred and fifty million (250,000,000) of such shares are hereby classified as Common Stock of Dreyfus Premier Large Cap Value Fund, of which fifty million (50,000,000) of such shares shall be Class A Common Stock, fifty million (50,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class I Common Stock and fifty million (50,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier Large Cap Value Fund, and (v) one hundred million (100,000,000) of such shares are hereby classified as Common Stock of Dreyfus Enhanced Income Fund, of which fifty million (50,000,000) of such shares shall be Institutional Common Stock and fifty million (50,000,000) of such shares shall be Investor Common Stock of Dreyfus Enhanced Income Fund. Dreyfus Premier Global Real Estate Securities Fund, Dreyfus Premier Large Cap Equity Fund, Dreyfus Premier Large Cap Growth Fund, Dreyfus Premier Large Cap Value Fund and Dreyfus Enhanced Income Fund are each referred to as a “Fund” and, together with the other investment portfolios of the Corporation, as the “Funds.”

SECOND: The shares of Class A Common Stock, Class C Common Stock, Class I Common Stock and Class T Common Stock of each of Dreyfus Premier Global Real Estate Securities Fund, Dreyfus Premier Large Cap Equity Fund, Dreyfus Premier Large Cap Growth Fund and Dreyfus Premier Large Cap Value Fund and the shares of Institutional Common Stock and Investor Common Stock of Dreyfus Enhanced Income Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class C, Class I and Class T Common Stock of each of Dreyfus Premier Global Real Estate Securities Fund, Dreyfus Premier Large Cap Equity Fund, Dreyfus Premier Large Cap Growth Fund and Dreyfus Premier Large Cap Value Fund and of the Institutional Common Stock and Investor Common Stock of Dreyfus Enhanced Income Fund shall be determined separately from each other and from the other investment portfolios of the Corporation and, accordingly, the respective Fund’s net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund’s stock may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2) The assets attributable to the Class A, Class C, Class I, Class T, Institutional and Investor Common Stock, as the case may be, of a Fund shall be invested in the same investment portfolio, together with the assets attributable to any other class of shares of the Fund hereinafter established.

(3) The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5) The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(6) Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

THIRD: Immediately before the reclassification of shares as set forth in Article FIRST hereof, the Corporation has heretofore authorized the issuance of five billion (5,000,000,000) shares of stock, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of five million dollars ($5,000,000), classified as follows:

FUND/CLASS	SHARES AUTHORIZED

Dreyfus Premier Diversified International Fund
Class A	100,000,000
Class C	100,000,000
Class I	100,000,000
Class T	100,000,000

Dreyfus Premier Emerging Asia Fund
Class A	250,000,000
Class C	250,000,000
Class I	250,000,000
Class T	250,000,000

Dreyfus Premier Greater China Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	200,000,000
Class T	200,000,000

Dreyfus Premier International Growth Fund
Class A	300,000,000
Class B	300,000,000

Class C	300,000,000
Class I	300,000,000
Class T	300,000,000
Undesignated shares of Common Stock	1,100,000,000

Total	5,000,000,000

SIXTH: The total number of shares of stock which the Corporation has authority to issue remains five billion (5,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million dollars ($5,000,000). As hereby reclassified, the shares of stock of the Corporation are classified as follows:

FUND/CLASS	SHARES AUTHORIZED

Dreyfus Premier Diversified International Fund
Class A	100,000,000
Class C	100,000,000
Class I	100,000,000
Class T	100,000,000

Dreyfus Premier Emerging Asia Fund
Class A	250,000,000
Class C	250,000,000
Class I	250,000,000
Class T	250,000,000

Dreyfus Premier Greater China Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	200,000,000
Class T	200,000,000

Dreyfus Premier International Growth Fund
Class A	300,000,000
Class B	300,000,000
Class C	300,000,000
Class I	300,000,000
Class T	300,000,000

Dreyfus Premier Global Real Estate Securities Fund
Class A	50,000,000
Class C	50,000,000
Class I	100,000,000
Class T	50,000,000

Dreyfus Premier Large Cap Equity Fund
Class A	50,000,000
Class C	50,000,000
Class I	100,000,000
Class T	50,000,000

Dreyfus Premier Large Cap Growth Fund
Class A	50,000,000
Class C	50,000,000
Class I	100,000,000
Class T	50,000,000

Dreyfus Premier Large Cap Value Fund
Class A	50,000,000
Class C	50,000,000
Class I	100,000,000
Class T	50,000,000

Dreyfus Enhanced Income Fund
Institutional	50,000,000
Investor	50,000,000
Total	5,000,000,000

SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

EIGHTH: The Board of Directors of the Corporation reclassified the shares of Common Stock of the Corporation as aforesaid pursuant to authority provided in the Corporation’s Charter.

NINTH: These Articles Supplementary do not increase the aggregate number of shares of Common Stock of the Corporation or the aggregate par value thereof.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President, who acknowledges that these

Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS PREMIER INVESTMENT FUNDS, INC.

By:
Jeff Prusnofsky,
Vice President

WITNESS:

Robert R. Mullery,
Assistant Secretary